UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 26, 2006

YTB International, Inc.

(Exact Name of Company as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

20-2181181
(Commission File Number)	(IRS Employer Identification No.)

One Country Club View Drive
Edwardsville, Illinois	62025
(Address of Principal Executive Offices)	(Zip Code)

(618) 655-9477

(Company’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition of Assets

On July 26, 2006, YTB International, Inc. (YTBL.PK) (the “Company”) purchased 12 acres of land which included a 100,000 square foot building (the “Property”) for $2.5 million to house their new corporate headquarters in Wood River, Illinois. The Board of Directors of the Company approved the transaction at its meeting on July 14, 2006.

The Company financed the purchase of the Property with a note in the amount of $2,500,000 with an interest rate of Prime, less 0.50% floating daily from Meridian Bank, a local bank. The Note is collateralized by the first mortgage on the Property and a $500,000 Certificate of Deposit. The Certificate of Deposit will be released after the Company makes $625,000 of improvements to the Property. The Company plans to begin a $6.0 million renovation project to the Property in late 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

YTB INTERNATIONAL, INC.

Date: July 31, 2006	By:	/s/ John Clagg
Name: John Clagg
Title: Chief Financial Officer

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